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                                                                  Exhibit 99.02


         [Cardinal Health Logo]
         7000 Cardinal Place
         Dublin, OH 43017

         www.cardinal.com
                                                          FOR IMMEDIATE RELEASE
         CONTACTS:

Media:  Jim Mazzola                       Investors:  Jim Hinrichs
        (614) 757-3690                               (614) 757-7828
        jim.mazzola@cardinal.com                      jim.hinrichs@cardinal.com


                    CARDINAL HEALTH FORM 10-K FILING DELAYED

DUBLIN, OHIO, SEPT. 27, 2004 - Cardinal Health, Inc. (NYSE: CAH), announced today that the filing of its Form 10-K for the fiscal year ended June 30 will be delayed to provide additional time for its Audit Committee to complete an investigation of certain matters related to its ongoing internal review. Pending satisfactory review of these matters, the company's goal is to file its Form 10-K by late October.

These matters are not expected to change the guidance Cardinal Health provided on June 30 for its fourth quarter and fiscal year 2004 or the outlook it provided for fiscal year 2005 on Sept. 13.

As a result of the delay in its Form 10-K filing, Cardinal Health intends to postpone its annual meeting of shareholders from Nov. 3 to a date as soon as possible following the filing of its Form 10-K.

As previously reported, in October 2003, the SEC initiated an informal inquiry regarding Cardinal Health seeking historical financial and related information. In May, the company was notified that the SEC had converted the informal inquiry into a formal investigation. In June, as part of the SEC's formal investigation, Cardinal Health received an SEC subpoena that included a request for the production of documents relating to revenue classification, and the methods used for such classification, in the company's Pharmaceutical Distribution business as either "Operating Revenues" or "Bulk Deliveries to Customer Warehouses and Other." In addition, the company learned that the U.S. Attorney for the Southern District of New York had also commenced an inquiry that the company understands relates to the revenue classification issue. Cardinal Health continues to respond to the investigations by providing all information required.

ABOUT CARDINAL HEALTH
Cardinal Health, Inc. (www.cardinal.com) is the leading provider of products and services supporting the health care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals and medical, surgical and laboratory supplies; and offers


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CARDINAL HEALTH FORM 10-K FILING DELAYED
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consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 55,000 people on six continents and produces annual revenues of more than $50 billion. Cardinal Health is ranked No.17 on the current Fortune 500 list and named one of the best U.S. companies by Forbes magazine for 2004.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, changes in the distribution patterns or reimbursement rates for health-care products and/or services, the results, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.